Exhibit 10.1

Execution Version

MUFG
1221 Avenue of the Americas
6th Floor
New York, NY 10020

WELLS FARGO BANK, N.A.
WELLS FARGO SECURITIES, LLC
550 South Tryon Street
Charlotte, NC 28202

April 5, 2020

MaxLinear, Inc.
5966 La Place Court, Suite 100
Carlsbad, California 92008

Attention: Steven G. Litchfield, Chief Financial Officer and Chief Strategy Officer

Project Ice
Commitment Letter

Ladies and Gentlemen:

MaxLinear, Inc. ("***you***" or the "***Borrower***") has advised MUFG (as defined below), Wells Fargo Bank, N.A. ("***WF Bank***") and Wells Fargo Securities, LLC ("***WF Securities***", and together with MUFG, WF Bank and each Additional Agent appointed pursuant to Section 1 below, the "***Commitment Parties***", "***we***" or "***us***") that you intend to acquire (the "***Acquisition***") certain assets and liabilities identified to us as "Ice" (collectively, the "***Acquired Business***") from Intel Corporation ("***Intel***") and certain of its subsidiaries (together with Intel, the "***Seller***"), pursuant to the Acquisition Agreement (as defined in Annex II hereto), by and between the Borrower and Intel. The Borrower, the Acquired Business and the Borrower's subsidiaries are sometimes collectively referred to herein as the "***Companies***". For purposes of this Commitment Letter, "***MUFG***" means MUFG Union Bank, N.A., MUFG Bank, Ltd., MUFG Securities Americas Inc. and/or any other affiliates or subsidiaries as they collectively deem appropriate to provide the services referred to herein.

You have also advised us that in connection with the Acquisition you intend to obtain an incremental term A loan facility in an aggregate principal amount of $140.0 million (the "***Incremental Term A Loan Facility***"), which shall be established as Incremental Term Loan Commitments (as defined in the Existing Credit Agreement (as defined below)) pursuant to an Incremental Amendment (as defined in the Existing Credit Agreement) to the Borrower's existing credit agreement, dated as of May 12, 2017, among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacity, the "***Administrative Agent***") and the lenders from time to time party thereto (the "***Existing Lenders***") (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the "***Existing Credit Agreement***"). The Acquisition and initial funding of the Incremental Term A Loan Facility on the Closing Date and all related transactions (including the payment of fees and expenses in connection therewith) are hereinafter collectively referred to as the "***Transactions***". The date of the consummation of the Acquisition and initial funding of the Incremental Term A Loan Facility is referred to herein as the “Closing Date”. As used in this Commitment Letter, references to prospective Lenders includes the Existing Lenders where appropriate.1. Commitments. In connection with the foregoing, (a) each of MUFG and WF Bank is pleased to advise you of its several and not joint commitment to provide 50.0% of the principal amount of the Incremental Term A Loan Facility (in such capacities, and together with each Additional Agent appointed as set forth below, the “Initial Lenders”), subject only to the conditions set forth in para- graph 5 hereto; and (b) each of MUFG and WF Securities is pleased to advise you of its willingness, and you hereby engage MUFG and WF Securities to act as joint lead arrangers and bookrunning managers (in such capacities, and together with each Additional Agent appointed as a Lead Arranger as set forth below, the “Lead Arrangers”) for the Incremental Term A Loan Facility, and in connection therewith to form a syndicate of lenders for the Incremental Term A Loan Facility (collectively, the “Lenders”), in consulta- tion with you and reasonably acceptable to you. It is understood and agreed that any listing of the Lead Arrangers shall be in alphabetical order; provided that each Additional Agent shall be listed after the Lead Arrangers party hereto on the date hereof. Notwithstanding anything to the contrary contained herein, the commitments of the Initial Lenders with respect to the initial funding of the Incremental Term A Loan Facility will be subject only to the satisfaction (or waiver by the Initial Lenders) of the conditions prece- dent set forth in paragraph 5 hereof. All capitalized terms used and not otherwise defined herein shall have the same meanings as specified therefor in Annexes I and II hereto (the “Summary of Terms”).You agree that no other agents, co-agents, arrangers or bookrunners will be appointed, no other titles will be awarded and no compensation (other than compensation expressly contemplated by this Commitment Letter and the Fee Letter referred to below) will be paid to any Lender expressly in order to obtain its commitment to participate in any of the Incremental Term A Loan Facility unless you and we shall so agree; provided that at any time within ten (10) business days after the date hereof, you may ap- point up to two additional co-managers, agents, co-agents, arrangers, joint bookrunners or confer other titles in respect of the Incremental Term A Loan Facility (each such party, an “Additional Agent”) and may allocate up to 35.0% in the aggregate of the commitments of the Initial Lenders party hereto as of the date hereof with respect to the Incremental Term A Loan Facility, with compensatory economics to such Additional Agents in connection with the Incremental Term A Loan Facility in a percentage corresponding to the proportion of such person’s commitments in respect of the Incremental Term A Loan Facility (and thereafter, such financial institution shall constitute a “Commitment Party” and “Initial Lender” hereunder). Notwithstanding anything herein to the contrary, the commitments of, and econom- ics allocated to, the Initial Lenders party hereto as of the date hereof with respect to the Incremental Term A Loan Facility will be permanently reduced by the amount of the commitments of, and economics allo- cated to, such Additional Agents (or their designated affiliates) in respect of the Incremental Term A Loan Facility, with such reduction allocated to reduce the commitments of, and economics allocated to, the Initial Lenders in respect of the Incremental Term A Loan Facility (excluding any Initial Lender that becomes a party hereto pursuant to this section) on a pro rata basis; provided that in no event shall the commitment of, and economics payable to, any Additional Agent exceed the commitment of, and eco- nomics payable to, any Initial Lender party hereto on the date hereof.2. Clear Markets. Until the Closing Date, you shall not, and with respect to the Acquired Business, you agree to use commercially reasonable efforts to ensure, to the extent not in con- travention of the Acquisition Agreement, that none of the Companies shall, syndicate or issue, attempt to syndicate or issue, or announce or authorize the announcement of the syndication or issuance of, any debt of the Companies (other than the Incremental Term A Loan Facility) without the prior written consent (not to be unreasonably withheld) of the Lead Arrangers (it being understood that any debt incurred in the ordinary course of business, including corporate credit cards, borrowings under ordinary course short term working capital facilities and ordinary course capital lease, purchase money and equipment fi- nancings of any of the Companies shall be permitted). Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary, compliance with this paragraph shall not constitute a condition to the commitments hereunder or the funding of the Incremental Term A Loan Facility on the Closing Date. Your obligations under the Commitment Letter and the Fee Letter to use commercially reasonable efforts to cause the Acquired Business or its management to take (or refrain from taking) any action will not require you to take any action that is in contravention of, or terminate, the terms of the Ac- quisition Agreement.3. Information Requirements. You hereby represent and warrant that (a) all writ- ten factual information, other than Projections (as defined below), budgets, estimates and other forward- looking information or information of a general economic or industry nature, that has been or is hereafter made available to the Lead Arrangers or any of the Lenders by or on behalf of you or any of your repre- sentatives in connection with any aspect of the Transactions (including, prior to the Closing Date, such information, to your knowledge, relating to the Acquired Business) (the “Information”), together with your filings with the Securities and Exchange Commission, is and will be correct when taken as a whole, in all material respects, and does not and will not, taken as a whole, contain any untrue statement of a fact or omit to state a fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading (in each case, after giving effect to all supple- ments and updates with respect thereto) and (b) all financial projections concerning the Companies that have been or are hereafter made available to the Lead Arrangers or any of the Lenders by or on behalf of you or any of your representatives (the “Projections”) (prior to the Closing Date, to your knowledge, in the case of Projections provided by the Acquired Business) have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time provided (it being understood and agreed that the Projections are as to future events and are not to be viewed as facts or a guarantee of per- formance or achievement, that the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized and that actual results may differ from the Projections and such differences may be mate- rial). You agree that if at any time prior to the Closing Date, you become aware that any of the represen- tations in the preceding sentence would be incorrect in any material respect if the Information and Projec- tions were being furnished, and such representations were being made, at such time, then you will promptly supplement, or cause to be supplemented (or in the case of Information or Projections relating to the Acquired Business, you will promptly notify the Lead Arrangers upon becoming aware that any such Information or Projections are incorrect in any material respect and, to the extent provided for in the Ac- quisition Agreement, will use commercially reasonable efforts to supplement), the Information and Pro- jections so that such representations (prior to the Closing Date, to your knowledge, in the case of the Ac- quired Business) will be correct in all material respects at such time, it being understood in each case that such supplementation shall cure any breach of such representation and warranty. In issuing this commit- ment and in arranging and syndicating the Incremental Term A Loan Facility, each Commitment Party is and will be using and relying on the Information and the Projections without independent verification thereof. For the avoidance of doubt, nothing in this paragraph (including the making or supplementing of any representations or warranties, Information or Projections) will constitute a condition to the availabil- ity of the Incremental Term A Loan Facility on the Closing Date.4. Fees and Indemnities.(a) You agree to reimburse the Commitment Parties from time to time upon receipt of a rea- sonably detailed invoice therefor for all reasonable and documented out-of-pocket fees and expenses (in the case of fees and expenses of counsel, limited to the reasonable and documented out-of-pocket fees, disbursements and other out-of-pocket expenses of (x) one firm of lead counsel to the Commitment Par- ties (it being understood and agreed that Cahill Gordon & Reindel LLP shall act as counsel to the Commit- ment Parties) and (y) one firm of local counsel in each relevant jurisdiction reasonably retained by the Administrative Agent) incurred in connection with the Incremental Term A Loan Facility, the preparation of the Credit Documentation (as defined below) therefor and the other Transactions contemplated hereby, whether or not the Closing Date occurs or any of the Credit Documentation is executed and delivered or any extensions of credit are made under the Incremental Term A Loan Facility; provided, that if the Clos- ing Date does not occur and no termination fee is paid to you pursuant to the Acquisition Agreement, the aggregate reimbursement by you of such fees and expenses shall not exceed $300,000. Such amounts shall be paid on the earlier of (i) the Closing Date or (ii) three (3) business days following the termination of this Commitment Letter as provided below (the “Payment Date”), in each case to the extent you have received a reasonably detailed invoice at least three (3) business days in advance of the Payment Date. You agree to pay (or cause to be paid) the fees set forth in the separate fee letter addressed to you dated the date hereof from the Commitment Parties (the “Fee Letter”), if and to the extent payable. In addition, promptly following a request, you shall reimburse each Lender for any actual loss or expense (but not loss of margin) that such Lender sustains or incurs as a consequence of the failure by the Borrower to borrow under any of the Incremental Term A Loan Facility bearing interest at LIBOR on any date identified in writing by the Borrower to the Administrative Agent as the expected Closing Date, to the extent the Bor- rower submitted a borrowing notice to the Administrative Agent requesting such portion of the Incremen- tal Term A Loan Facility to bear interest at LIBOR on such expected Closing Date.(b) You also agree to indemnify and hold harmless each of the Commitment Parties, each other Lender and each of their affiliates, successors and assigns and their respective partners, officers, di- rectors, employees, trustees, agents, advisors, controlling persons and other representatives involved in the Transactions (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party within 30 days following written demand (accompanied by reasonable back-up therefor)) any and all claims, damages, losses, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, the reasonable and documented fees, disbursements and other charges of one firm of counsel for all such Indemnified Parties, taken as a whole and, if necessary, by a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in mul- tiple jurisdictions) for all such Indemnified Parties, taken as a whole (and, in the case of a conflict of in- terest where the Indemnified Party affected by such conflict notifies you of the existence of such conflict and thereafter retains its own counsel, by another firm of counsel for all such affected Indemnified Par- ties)) of amounts payable by you pursuant to clause (a) above) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or prepara- tion of a defense in connection therewith) (a) any aspect of the Transactions or (b) the Incremental Term A Loan Facility, or any use made or proposed to be made with the proceeds thereof, in each case, except to the extent such claim, damage, loss, liability or expense (A) is found in a final non-appealable judg- ment by a court of competent jurisdiction to have resulted from such Indemnified Party’s or any of its Re- lated Parties’ gross negligence, bad faith or willful misconduct, (B) arises from a material breach of such Indemnified Party’s or any of its Related Parties’ obligations hereunder, (C) arises from a proceeding by an Indemnified Party against an Indemnified Party (or any of their respective affiliates or related parties) (other than an action involving (i) conduct by you or any of your affiliates or (ii) against an arranger or administrative agent in its capacity as such) or (D) resulted from any agreement governing any settlement by such Indemnified Party that is effective without your prior written consent (which consent shall not be unreasonably withheld). In the case of any claim, litigation, investigation or proceeding (any of the fore- going, a “Proceeding”) to which the indemnity in this paragraph applies, such indemnity shall be effec- tive whether or not such Proceeding is brought by you, your equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Transactions are consummated. It is agreed that none of you (or any of your subsidiaries), the Seller, the Acquired Business or any Indemnified Party shall be liable (other than in respect of any such damages incurred or paid by an Indemnified Party to a third party) for any indirect, special, punitive or consequen- tial damages (including, without limitation, any loss of profits, business or anticipated savings) in connec- tion with this Commitment Letter, the Fee Letter or with respect to any activities related to the Incremen- tal Term A Loan Facility, including the preparation of this Commitment Letter, the Fee Letter and the Credit Documentation; provided that nothing in this sentence shall limit your indemnification obligations set forth above. It is further agreed that the Commitment Parties shall only have liability to you (as op- posed to any other person), and that the Commitment Parties shall be severally liable solely in respect of their respective commitments to the Incremental Term A Loan Facility and agreements set forth herein, on a several, and not joint, basis with any other Lender. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct, actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnified Party or any of its Related Parties as determined by a final non- appealable judgment of a court of competent jurisdiction. You shall not, without the prior written consent of an Indemnified Party, such consent not to be unreasonably withheld or delayed, effect any settlement of any pending or threatened Proceeding against an Indemnified Party in respect of which indemnity could have been sought hereunder by such Indemnified Party unless (i) such settlement includes an un- conditional release of such Indemnified Party from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to any admission of liability. In case any Pro- ceeding is instituted involving any Indemnified Party for which indemnification is to be sought hereunder by such Indemnified Party, then such Indemnified Party will promptly notify you of the commencement of any Proceedings. You shall not be liable for any settlement of any Proceeding affected without your written consent (which consent shall not be unreasonably withheld, conditioned or delayed). “Related Parties” means, with respect to the any Commitment Party, such Commitment Party’s affiliates and their respective officers, directors, employees, advisors, agents and representatives, in each case, providing ser- vices in connection with the subject matter of this Commitment Letter. The foregoing provisions in this paragraph shall be superseded in each case, to the extent covered thereby, by the applicable provisions contained in the Credit Documentation upon execution thereof and thereafter shall have no further force and effect.5. Conditions to Financing. The commitment of the Initial Lenders with respect to the initial funding of the Incremental Term A Loan Facility is subject solely to (a) the satisfaction (or waiver by the Lead Arrangers) of each of the conditions set forth in Annex II hereto and (b) the execution and delivery of customary definitive credit documentation by the Borrower and the Guarantors with re- spect to the Incremental Term A Loan Facility consistent with this Commitment Letter and the Fee Letter and subject in all respects to the Limited Conditionality Provisions and giving effect to the Incremental Documentation Standard (as defined in Annex I)) (the “Credit Documentation”) prior to such initial funding. There are no conditions (implied or otherwise) to the commitments hereunder, and there will be no conditions (implied or otherwise) under the Credit Documentation to the initial funding of the Incre- mental Term A Loan Facility on the Closing Date, other than those that are expressly referred to in the immediately preceding sentence.Notwithstanding anything in this Commitment Letter, the Fee Letter, the Credit Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (a) the Credit Documentation shall be in a form such that the terms thereof do not impair availa- bility of the Incremental Term A Loan Facility on the Closing Date if the conditions in this paragraph 5 shall have been satisfied or waived by the Lead Arrangers (it being understood that to the extent any secu- rity interest in Collateral (including the creation or perfection of any security interest) (other than any Col- lateral the security interest in which may be perfected by the filing of a UCC financing statement or the delivery of certificates, if any, evidencing equity interests of any subsidiary Guarantors that is part of the

Collateral) is not perfected or provided on the Closing Date after your use of commercially reasonable efforts to do so without undue burden or expense, the provision and perfection of such Collateral and se- curity interest shall not constitute a condition precedent to the availability of the Incremental Term A Loan Facility on the Closing Date but shall be required to be perfected as provided in Section 5.11 of the Existing Credit Agreement, and (b) the only representations and warranties the accuracy of which shall be a condition to the availability of the Incremental Term A Loan Facility on the Closing Date shall be (x) such of the representations made by the Seller with respect to the Acquired Business in the Acquisi- tion Agreement as are material to the interests of the Lenders, but only to the extent that you (or your af- filiate) have the right (taking into account any applicable notice and cure provisions) to terminate your (and/or its) obligations under the Acquisition Agreement or decline to consummate the Acquisition (in each case, in accordance with the terms thereof) as a result of a breach of such representations in the Ac- quisition Agreement (to such extent, the “Acquisition Agreement Representations”) and (y) the Specified Representations (as defined below). “Specified Representations” shall mean the representations and war- ranties of the Borrower and Guarantors in the Credit Documentation relating to: (i) (A) corporate exist- ence of the Borrower and the Guarantors and (B) corporate power and authority to enter into the Credit Documentation by the Borrower and the Guarantors, (ii) due authorization, execution, delivery and en- forceability of the Credit Documentation by the Borrower and the Guarantors, (iii) no conflicts of the Credit Documentation with charter documents of the Borrower and the Guarantors, (iv) compliance with Federal Reserve margin regulations, the PATRIOT Act and the use of proceeds of the Incremental Term A Loan Facility not violating OFAC, AML and FCPA, (v) the Investment Company Act, (vi) solvency of the Borrower and its subsidiaries on a consolidated basis and on a pro forma basis for the Transactions (such representations to be substantially identical to those set forth in the solvency certificate delivered in connection with the Existing Credit Agreement (the “Solvency Certificate”)), and (vii) subject to the limi- tations set forth in this paragraph, the provision of guarantees and the creation, validity and perfection of the security interests granted in the Collateral. The provisions of this paragraph are referred to herein as the “Limited Conditionality Provisions”.You have advised us that you intend to elect to treat the Acquisition as a “Limited Condition Ac- quisition” under and as defined in the Existing Credit Agreement. You have further advised us that the Signing Date (which Signing Date is also the date that the definitive Acquisition Agreement is executed by the parties thereto) shall constitute the “LCA Test Date” under and as defined in the Existing Credit Agreement. Pursuant to the foregoing, you hereby confirm that (i) as of the Signing Date, no Event of Default or Default under and as defined in the Existing Credit Agreement is in existence or would result from entry into such Limited Condition Acquisition Agreement and (ii) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects (or in all re- spects if qualified by materiality) as of the Signing Date (except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if qualified by materiality) as of such earlier date.Each of the parties hereto agrees that each of this Commitment Letter and the Fee Letter is a bind- ing and enforceable agreement (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general princi- ples of equity (whether considered in a proceeding in equity or law)) with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Credit Documentation by the par- ties hereto in a manner consistent with this Commitment Letter and, to the extent applicable, the Fee Let- ter, it being acknowledged and agreed that the initial funding of the Incremental Term A Loan Facility is subject only to the conditions precedent as set forth in this paragraph 5. For clarity, all terms referenced herein to being defined in the Credit Documentation shall be defined in accordance with the Incremental Documentation Standard (unless otherwise provided for herein).

6. Confidentiality and Other Obligations. This Commitment Letter and the Fee Letter and the contents hereof and thereof are confidential and may not be disclosed in whole or in part to any person or entity without the prior written consent of the Commitment Parties (not to be unreasonably withheld, conditioned or delayed) except (i) this Commitment Letter and the Fee Letter and contents hereof and thereof may be disclosed (A) on a confidential basis to your subsidiaries, directors, officers, employees, accountants, attorneys and other representatives and professional advisors who need to know such information in connection with the Transactions and are informed of the confidential nature of such information, (B) pursuant to the order of any court or administrative agency in any pending legal or ad- ministrative proceeding, or otherwise as required by applicable law or stock exchange requirement or compulsory legal process (in which case you agree to inform the Commitment Parties promptly thereof prior to such disclosure to the extent permitted by applicable law), (C) on a confidential basis to any pro- spective Additional Agent or affiliate thereof and (D) on a confidential basis to the affiliates, members, partners, stockholders, equity holders, controlling persons, directors, officers, employees, accountants, attorneys and other representatives and professional advisors of the Seller; provided that any such disclo- sure of the Fee Letter shall be subject to customary redaction of the fees and other economic provisions contained therein, (ii) Annex I and the existence of this Commitment Letter and the Fee Letter (but not the contents of this Commitment Letter and the Fee Letter) may be disclosed to Moody’s Investors Ser- vice, Inc. (“Moody’s”), Standard & Poor’s Ratings Group, a Standard & Poor’s Financial Services LLC business (“S&P”) and any other rating agency on a confidential basis, (iii) the aggregate amount of the fees (including upfront fees and original issue discount) payable under the Fee Letter may be disclosed as part of generic disclosure regarding sources and uses for closing of the Acquisition, projections, and pro forma information (but without disclosing any specific fees or other economic terms set forth therein), (iv) this Commitment Letter and the Fee Letter may be disclosed on a confidential basis to your auditors or persons performing customary accounting functions for customary accounting purposes, including ac- counting for deferred financing costs, (v) to the directors, officers, attorneys and other professional advi- sors of the Seller on a confidential “need to know” basis in connection with the Transactions; provided that any disclosure of the Fee Letter and the contents thereof shall be redacted in a manner satisfactory to the Commitment Parties, (vi) you may disclose this Commitment Letter (but not the Fee Letter) and its contents in any proxy statement or other public filing relating to the Acquisition or the Incremental Term A Loan Facility and (vii) this Commitment Letter and the Fee Letter may be disclosed to a court, tribunal or any other applicable administrative agency or judicial authority in connection with the enforcement of your rights hereunder (in which case you agree to inform the Commitment Parties promptly thereof prior to such disclosure to the extent permitted by applicable law).The Commitment Parties shall use all confidential information provided to them by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this Commit- ment Letter and otherwise in connection with the Transactions and shall treat confidentially all such infor- mation; provided, however, that nothing herein shall prevent any Commitment Party from disclosing any such information (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such Commitment Party agrees to inform you promptly prior to disclosure to the extent not prohibited by law, rule or regulation), (ii) upon the request or demand of any regulatory authority having jurisdiction over such Commitment Party or any of its affiliates, (iii) to the extent that such information becomes publicly available other than by reason of disclosure in violation of this Commitment Letter, the Fee Letter or other confidential obligation owed by the Commitment Parties, (iv) to such Commitment Party’s affiliates and its and their respective employees, legal counsel, independent auditors and other ex- perts, professionals or agents who need to know such information in connection with the Transactions and are informed of the confidential nature of such information, (v) for purposes of establishing a “due dili- gence” defense available under securities laws, (vi) to the extent that such information is received by such Commitment Party from a third party that is not to such Commitment Party’s knowledge subject to confi- dentiality obligations to you, (vii) to the extent that such information is independently developed by such

Commitment Party, (viii) to potential Lenders, participants, assignees or any direct or indirect contractual counterparties to any swap or derivative transaction relating to you or your obligations under the Incremental Term A Loan Facility, in each case, who agree to be bound by the terms of this paragraph (or language not less restrictive than this paragraph or as otherwise reasonably acceptable to you and the Commitment Parties), (ix) to Moody's and S&P and to Bloomberg, LSTA and similar market data collectors with respect to the syndicated lending industry; *provided* that such information is limited to Annex I and is supplied only on a confidential basis, or (x) with your prior written consent. This paragraph shall terminate on the earlier of (a) the initial funding under the Incremental Term A Loan Facility and (b) the second anniversary of the date of this Commitment Letter.

You acknowledge that the Commitment Parties or their affiliates may be providing financing or other services to parties whose interests may conflict with yours. The Commitment Parties agree that they will not furnish confidential information obtained from you to any of their other customers and will treat confidential information relating to the Companies and their respective affiliates with the same degree of care as they treat their own confidential information. The Commitment Parties further advise you that they will not make available to you confidential information that they have obtained or may obtain from any other customer.

In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree, and acknowledge your affiliates' understanding, that: (i) the Incremental Term A Loan Facility and any related arranging or other services described in this Commitment Letter are arm's-length commercial transactions between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, (ii) the Commitment Parties have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, (iii) you are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby, (iv) in connection with the financing transactions contemplated hereby and the process leading to such transactions, each Commitment Party has been, is, and will be acting solely as a principal and has not been, is not, and will not be acting as an advisor, agent or fiduciary for you or any of your affiliates, stockholders, creditors or employees or any other party, (v) no Commitment Party has assumed nor will assume an advisory, agency or fiduciary responsibility in your or your affiliates' favor with respect to any of the financing transactions contemplated hereby or the process leading thereto, and no Commitment Party has any obligation to you or your affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth in this Commitment Letter, and (vi) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates, and the Commitment Parties have no obligation to disclose any of such interests to you or your affiliates. Without limiting the provisions of paragraph 4(b), you hereby agree not to assert any claims against the Commitment Parties with respect to any alleged breach of agency or fiduciary duty in connection with any aspect of any financing transaction contemplated by this Commitment Letter.

The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "***U.S.A. Patriot Act***") and 31 C.F.R. § 1010.230 (as amended, the "***Beneficial Ownership Regulation***"), each of them is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of such person and other information that will allow the Commitment Parties, as applicable, to identify each such person in accordance with the U.S.A. Patriot Act and the Beneficial Ownership Regulation.

7. **Survival of Obligations.** The provisions of sections 3, 4, 6, and 8 of this Commitment Letter shall remain in full force and effect regardless of whether any Credit Documentation shall

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be executed and delivered and notwithstanding the termination of this Commitment Letter or any commit- ment or undertaking of the Commitment Parties hereunder, provided that if the Incremental Term A Loan Facility closes and the Credit Documentation is executed and delivered, your obligations under this Com- mitment Letter, other than confidentiality of the Fee Letter and section 4 to the extent not addressed in the Credit Documentation, shall automatically terminate and be superseded by the provisions of the Credit Documentation upon the execution and delivery thereof, and you shall automatically be released from all liability in connection therewith at such time. You may terminate this Commitment Letter and/or the Ini- tial Lenders’ commitments with respect to any of the Incremental Term A Loan Facility (or any portion thereof, in each case on a pro rata basis) hereunder at any time subject to the provisions of the preceding sentence (any such commitment termination shall reduce the commitments of each Initial Lender on a pro rata basis based on its respective commitment to the Incremental Term A Loan Facility as of the date hereof).8. Miscellaneous. This Commitment Letter and the Fee Letter may be executed in multiple counterparts and by different parties hereto in separate counterparts, all of which, taken together, shall be deemed an original. Delivery of an executed counterpart of a signature page to this Commitment Letter or the Fee Letter by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart thereof. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Commitment Letter or the Fee Letter.This Commitment Letter and the Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any other laws other than the state of New York; provided that, notwithstanding the foregoing, it is understood and agreed that (a) interpretation the definition of “Material Adverse Effect” (as defined in Annex II) or the equivalent term under the Acquisition Agreement and whether a Material Adverse Effect (or the equivalent term) has occurred, (b) the determination of the accuracy of any Acqui- sition Agreement Representation and whether as a result of any inaccuracy thereof you have the right (taking into account any applicable cure provisions) to terminate your obligations under the Acquisition Agreement or decline to consummate the Acquisition and (c) the determination of whether the Acquisi- tion has been consummated in accordance with the terms of the Acquisition Agreement, in each case shall be governed by, and construed in accordance with, the Laws (as defined in the Acquisition Agreement) of the State of Delaware applicable to contracts executed and to be performed wholly within such state and without reference to the choice-of-law principles that would result in the application of the Laws (as de- fined in the Acquisition Agreement) of a different jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTH- ERWISE) ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER, THE FEE LETTER, THE TRANSACTIONS AND THE OTHER TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY OR THE ACTIONS OF THE COMMITMENT PARTIES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF. Each party hereto hereby ir- revocably and unconditionally submits to the exclusive jurisdiction of any New York State court or Fed- eral court of the United States of America sitting in the Borough of Manhattan in New York City in re- spect of any suit, action or proceeding arising out of or relating to the provisions of this Commitment Let- ter, the Fee Letter, the Transactions and the other transactions contemplated hereby and thereby and irrev- ocably agrees that all claims in respect of any such suit, action or proceeding may be heard and deter- mined in any such court. The parties hereto agree that service of any process, summons, notice or docu- ment by registered mail addressed to you shall be effective service of process against you for any suit, ac- tion or proceeding relating to any such dispute. Each party hereto waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceedings brought in any such court, and any claim that any such suit, action or proceed- ing brought in any such court has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose juris- diction the applicable party is or may be subject by suit upon judgment.This Commitment Letter, together with the Fee Letter, embodies the entire agreement and under- standing among the parties hereto and your affiliates with respect to the Incremental Term A Loan Facil- ity and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by any Commitment Party to make any oral or written statements that are incon- sistent with this Commitment Letter. Neither this Commitment Letter (including the attachments hereto) nor the Fee Letter may be amended or any term or provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto.This Commitment Letter may not be assigned by you without our prior written consent (and any purported assignment without such consent will be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and the Indemnified Parties). Each Commitment Party may assign its commitment hereunder, in whole or in part, to any of its affiliates or, subject to the provisions of this Commitment Letter, to any Lender; provided that, other than with respect to an assignment to which you otherwise consent in writing (which consent, in the case of an assignment by a Commitment Party to its affiliates, shall not be unreasonably withheld by you), such Commitment Party shall not be released from the portion of its commitment hereunder so assigned to the extent such assignee fails to fund the portion of the commitment assigned to it on the Closing Date notwithstanding the satisfaction of the conditions to funding set forth herein.Please indicate your acceptance of the terms of this Commitment Letter and the Fee Letter by re- turning to the Lead Arrangers executed counterparts of this Commitment Letter and the Fee Letter not later than 11:59 p.m. (New York City time) on April 5, 2020, whereupon the undertakings of the parties with respect to the Incremental Term A Loan Facility shall become effective to the extent and in the man- ner provided hereby (the date upon which you countersign, the “Signing Date”). This offer shall termi- nate with respect to the Incremental Term A Loan Facility if not so accepted by you at or prior to that time. Thereafter, all commitments and undertakings of the Commitment Parties hereunder will expire, unless extended by us in our sole discretion, on the earliest of (a) 11:59 p.m., New York City time, on the Outside Date (as defined in the Acquisition Agreement in effect on the date hereof) (the “Expiration Date”), unless the Closing Date occurs on or prior thereto, (b) the consummation of the Acquisition with- out the use of the Incremental Term A Loan Facility and (c) the termination of the Acquisition Agreement in accordance with its terms.[The remainder of this page intentionally left blank.]

We are pleased to have the opportunity to work with you in connection with this im- portant financing.Very truly yours, MUFG UNION BANK, N.A. By: /s/ Yen Hua Name: Yen Hua Title: Director

WELLS FARGO BANK, N.A.By: /s/ Derek Jensen Name: Derek Jensen Title: Vice President

WELLS FARGO SECURITIES, LLCBy: /s/ Kevin J. Sanders Name: Kevin J. Sanders Title: Managing Director

The provisions of this Commitment Letter are accepted and agreed to as of the date first written above:MAXLINEAR, INC.By: /s/ Steven G. Litchfield Name: Steven G. Litchfield Title: Chief Financial Officer

SUMMARY OF TERMS AND CONDITIONS $140,000,000 INCREMENTAL TERM A LOAN FACILITYANNEX ICapitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex I is attached.Borrower: MaxLinear, Inc., a Delaware corporation (the “Borrower”).Guarantors: The obligations of the Borrower (the “Borrower Obligations”) under the Incremental Term A Loan Facility will be unconditionally guaranteed jointly and severally on a senior basis (the “Guarantees”) by the Guaran- tors (as defined in the Existing Credit Agreement) to the extent required under the Existing Credit Agreement.Administrative Agent and Collateral Agent: A financial institution to be mutually agreed between the Borrower and the Lead Arrangers will act as sole and exclusive administrative and col- lateral agent for the Lenders (the “Administrative Agent”).Joint Lead Arrangers and Joint Bookrunners: Each of MUFG, WF Securities and any Additional Agent named as a Lead Arranger in accordance with the Commitment Letter will act as a joint lead arranger and joint bookrunner for the Incremental Term A Loan Facility (in such capacities, the “Lead Arrangers”) and will per- form the duties customarily associated with such roles.Syndication Agents: Each Lead Arranger, with the exception of the Administrative Agent, will act as a co-syndication agent for the Incremental Term A Loan Fa- cility.Incremental Lenders: Banks, financial institutions and institutional lenders selected by the Lead Arrangers in consultation with and reasonably acceptable to the Borrower and, after the initial funding of the Incremental Term A Loan Facility, subject to the restrictions set forth in the Assignments and Par- ticipations section below (collectively, the “Incremental Lenders” and together with the Initial Lenders and the Existing Lenders, the “Lend- ers”).Type and Amount: A senior secured incremental first lien term loan A facility (the “Incre- mental Term A Loan Facility”, and the loans thereunder, the “Incre- mental Term A Loans”) in an aggregate principal amount of $140.0 mil- lion.Purpose: The proceeds of borrowings under the Incremental Term A Loan Facil- ity, together with cash on the balance sheet of the Companies, shall be used (i) to finance the Acquisition and the other Transactions and (ii) to pay fees and expenses incurred in connection therewith.

Availability: The Incremental Term A Loan Facility will be available in a single draw- ing on the Closing Date. Amounts borrowed under the Incremental Term A Loan Facility that are repaid or prepaid may not be reborrowed.Interest Rates and Fees: The interest rate per annum under the Incremental Term A Loan Facility will be, at the option of the Borrower, (i) LIBOR plus the Applicable Margin (as hereinafter defined) or (ii) the Base Rate plus the Applicable Margin. The Applicable Margin means 4.25% per annum, in the case of LIBOR advances, and 3.25% per annum, in the case of Base Rate ad- vances; provided that the Applicable Margin shall increase by 0.50% (i) during any period in which the Borrower’s Total Leverage Ratio as of the end of any Test Period exceeds 3.00 to 1.00 or (ii) during any period which the Borrower fails to maintain a public corporate rating from S&P equal to or higher than BB- or a public corporate family rating from Moody’s equal to or higher than Ba3 (in each case with a stable outlook).The Borrower may select interest periods of one, two, three or six months (and, if agreed to by all applicable Lenders, a period shorter than one month or a period of twelve months) for LIBOR advances. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.“LIBOR” and “Base Rate” will be defined consistent with the Incremental Documentation Standard (as defined below); provided that the “LIBO Rate” (as defined in the Existing Credit Agreement) applicable to the Incremental Term A Loan Facility shall in no event be less than 0.00%.During the continuance of an event of default for non-payment of principal, interest or fees, interest will accrue on such overdue principal, interest or fees at the Default Rate (as defined below). During the continuance of a bankruptcy event of default, the principal amount of all outstanding obligations will bear interest at the Default Rate. As used herein, “Default Rate” means (i) on the principal of any loan at a rate of 200 basis points in excess of the rate otherwise applicable to such loan and (ii) on any other overdue amount at a rate of 200 basis points in excess of the non-default rate of interest then applicable to Base Rate loans.Calculation of Interest: Other than calculations in respect of interest at the Base Rate (which shall be made on the basis of actual number of days elapsed in a 365/366 day year), all calculations of interest shall be made on the basis of actual number of days elapsed in a 360-day year.Cost and Yield Protection: Substantially the same as the Existing Credit Agreement.Maturity: The Incremental Term A Loan Facility will mature on the date that is three (3) years after the Closing Date.The Credit Documentation shall contain “amend and extend” provisions consistent with the Incremental Documentation Standard.

Incremental Facilities: Consistent with such provisions in the Existing Credit Agreement; pro- vided that the Incremental Term A Loan Facility shall be incurred as an “Incremental Term Loan Commitment” under the Existing Credit Agree- ment; provided further that (1) in the event the All-in Yield (as defined in the Existing Credit Agreement, except the reference to 75 basis points in clause (iii) thereof shall be changed to 0%) for any Incremental Term Facility incurred after the Closing Date is greater than the All-in Yield for the Incremental Term A Loan Facility by more than 50 basis points, then the Applicable Margin for the Incremental Term A Loan Facility shall be increased to the extent necessary so that the All-in Yield for the Incremental Term A Loans is equal to the All-in Yield for such Incre- mental Term Loans minus 50 basis points and (2)(i) the maturity date of any Incremental Term Facility shall be no earlier than the maturity date for the Incremental Term A Loan Facility and (ii) the Weighted Average Life to Maturity (as defined in the Existing Credit Agreement) of any In- cremental Term Facility shall be no shorter than the Weighted Average Life to Maturity of the Incremental Term A Loan Facility (this clause (2), the “TLA Inside Maturity Covenant”).Refinancing Facilities: Subject to the Incremental Documentation Standard, substantially the same as the Existing Credit Agreement.Incremental Documentation Standard: The definitive documentation for the Incremental Term A Loan Facility (the “Credit Documentation”) will be documented as an Incremental Amendment under, and in accordance with the terms of, the Existing Credit Agreement and will contain the terms set forth in this Annex I and, to the extent any other terms are not expressly set forth in this An- nex I, will (i) be negotiated in good faith within a reasonable time period to be determined based on the expected Closing Date and taking into ac- count the pre-closing requirements of the Acquisition Agreement, if ap- plicable, (ii) include such amendments, waivers and provisions (includ- ing with respect to the Credit Agreement (to the extent permitted by the terms thereof with consent of the Borrower and the Administrative Agent only)) determined by the Borrower and the Lead Arrangers to be re- quired to consummate the Transactions, (iii) include such amendments and provisions to the Existing Credit Agreement to implement the Incre- mental Term A Loan Facility in accordance with Section 2.17(d)(viii) of the Existing Credit Agreement and (iv) contain such other terms as the Borrower and the Lead Arrangers shall reasonably agree (the “Incre- mental Documentation Standard”).Limited Condition Acquisitions: Subject to the Incremental Documentation Standard, the provisions ap- plicable to Limited Condition Acquisitions (as defined in the Existing Credit Agreement) in the Credit Documentation shall be substantially the same as those set forth in the Existing Credit Agreement.Financial Definitions: Subject to the Incremental Documentation Standard, each of “First Lien Leverage Ratio”, “Secured Leverage Ratio”, “Total Leverage Ratio”,

“Consolidated Funded Indebtedness” and “Consolidated EBITDA” shall be defined in the Credit Documentation in a manner substantially the same as the applicable definitions set forth in the Existing Credit Agreement.Scheduled Amortization: The Incremental Term A Loan Facility shall be subject to quarterly amortization (beginning with the first full fiscal quarter after the Closing Date) of principal equal to (i) 1.25% of the original aggregate principal amount of the Incremental Term A Loan Facility during the first year following the Closing Date, (ii) 2.50% of the original aggregate princi- pal amount of the Incremental Term A Loan Facility during the second year following the Closing Date and (iii) 3.75% of the original aggre- gate principal amount of the Incremental Term A Loan Facility during the third year following the Closing Date, with the balance payable on the final maturity date.Mandatory Prepayments: The Incremental Term A Loans shall be required to be prepaid on the same terms and conditions as those set forth in the Existing Credit Agreement with respect to Term Loans (as defined in the Existing Credit Agreement) and on a pro rata basis with the Term Loans.Optional Prepayments: Incremental Term A Loans may be prepaid at any time in whole or in part without premium or penalty, upon written notice, at the option of the Borrower, except that any prepayment of LIBOR advances other than at the end of the applicable interest periods therefor shall be made with cus- tomary reimbursement for any funding losses and redeployment costs (but not loss of margin) of the Lenders resulting therefrom. Each op- tional prepayment of the Incremental Term A Loan Facility shall be ap- plied as directed by the Borrower (and absent such direction, in direct order of maturity thereof).Security: Subject to the Limited Conditionality Provisions, the Borrower Obliga- tions and the Guarantees will be secured, on a first priority basis, by the Collateral (as defined in the Existing Credit Agreement) on a pari passu basis with the Secured Obligations (as defined in the Existing Credit Agreement) under the Existing Credit Agreement.Conditions Precedent to Initial Borrowing on the Closing Date: The availability of the Incremental Term A Loan Facility on the Closing Date will be limited to those applicable conditions specified in paragraph 5 of the Commitment Letter.Representations and Warranties: Subject in all respects to the Limited Conditionality Provisions and the Incremental Documentation Standard, substantially the same as (includ- ing, for the avoidance of doubt, with respect to materiality qualifiers, ex- ceptions and limitations) the representations and warranties set forth in the Existing Credit Agreement.

Affirmative Covenants: Subject in all respects to the Incremental Documentation Standard, sub- stantially the same as (including, for the avoidance of doubt, with respect to materiality qualifiers, baskets, thresholds, exceptions and limitations) the affirmative covenants set forth in the Existing Credit Agreement.Negative Covenants: Subject in all respects to the Incremental Documentation Standard, sub- stantially the same as (including, for the avoidance of doubt, with respect to materiality qualifiers, baskets, thresholds, incurrence ratios, exceptions and limitations) the negative covenants set forth in the Existing Credit Agreement.Financial Covenant: A maximum Total Net Leverage Ratio of (i) initially, 3.50:1.00 and (ii) beginning with the sixth full fiscal quarter ending after the Closing Date, 3.00:1.00, shall be applicable solely to the Incremental Term A Loan Fa- cility (the “Financial Covenant” and, together with the TLA Inside Ma- turity Covenant, the “TLA Covenants”), which Financial Covenant shall be tested on the last day of each fiscal quarter of the Borrower (com- mencing with the first full fiscal quarter after the Closing Date).For purposes of the Financial Covenant only, “Total Net Leverage Ratio” and “Unrestricted Cash” shall be defined as set forth below. All capitalized term used but not defined therein shall have the same meanings as specified therefor in the Existing Credit Agreement.“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the (x) aggregate outstanding principal amount of Consolidated Funded Indebtedness of the Borrower and its Restricted Subsidiaries, on a consolidated basis, as of such date (after giving effect to any incurrence or repayment of any such Indebtedness on such date) minus (y) up to $50 million of Unrestricted Cash on such date to (b) Consolidated EBITDA for the most recently ended Test Period on or prior to such date for which financial statements have been delivered pursuant to Section 4.01(j) or Section 5.01(a) or (b).“Unrestricted Cash” means, on any date of determination, the aggregate amount of cash and Permitted Investments of the Borrower and the Guarantors that would not appear as “restricted” on a consolidated balance sheet of the Borrower and the Guarantors (unless such amounts are restricted in connection with any Facility or the Liens created pursuant to any Loan Documents).The Initial Term B Facility (as defined in the Existing Credit Agreement) shall not have the direct benefit of, or any rights with respect to, the Financial Covenant (including, without limitation, as to amendments, modifications and waivers).Unrestricted Subsidiaries: Subject in all respects to the Incremental Documentation Standard, the Credit Documentation will contain provisions pursuant to which the Bor- rower will be permitted to designate (or re-designate) any existing or subsequently acquired or organized Restricted Subsidiary as an “unre- stricted subsidiary” (each, an “Unrestricted Subsidiary”) and designate

(or re-designate) any such Unrestricted Subsidiary as a Restricted Sub- sidiary on terms and conditions substantially the same as those set forth in the Existing Credit Agreement.Events of Default: Subject in all respects to the Incremental Documentation Standard, sub- stantially the same as (including, for the avoidance of doubt, with respect to materiality qualifiers, thresholds, exceptions and limitations) the Events of Default set forth in the Existing Credit Agreement; provided that a breach of the Financial Covenant shall not constitute an Event of Default with respect to the Initial Term B Facility or trigger a cross-de- fault under the Initial Term B Facility until the date on which the Incre- mental Term A Loans have been accelerated by the Lenders holding In- cremental Term A Loans as a result of such breach of the Financial Cov- enant.Notwithstanding the foregoing, (i) (x) only Lenders under the Incremen- tal Term A Loan Facility holding at least a majority of the commitments and loans thereunder (the “Required Term A Loan Lenders”) shall have the ability to (and be required in order to) amend, and waive a breach of, any TLA Covenant (it being understood and agreed that the Required Term A Loan Lenders may amend, modify or waive any TLA Inside Covenant (or, in each case, any component definition thereof as used therein) without the consent of any other Lender) and (y) a breach of any TLA Covenant shall not constitute a Default or an Event of Default with respect to the Initial Term B Facility (including any Incremental Term Loan Commitment to increase commitments thereunder) and/or any fa- cility other than the Incremental Term A Loan Facility until the date, if any, on which the Loans under the Incremental Term A Loan Facility have been accelerated as a result of such breach of such TLA Covenant.Assignments and Participations: Subject in all respects to the Incremental Documentation Standard, sub- stantially the same as the Existing Credit Agreement.Waivers and Amendments: Subject in all respects to the Incremental Documentation Standard, sub- stantially the same as the Existing Credit Agreement; provided that only the Required Term A Loan Lenders shall have the ability to (and be re- quired in order to) amend any TLA Covenant and waive a breach of any TLA Covenant.Indemnification: Subject in all respects to the Incremental Documentation Standard, sub- stantially the same as the Existing Credit Agreement.Governing Law: New York.Expenses: Subject in all respects to the Incremental Documentation Standard, sub- stantially the same as the Existing Credit Agreement.Counsel to the Commitment Parties: Cahill Gordon & Reindel LLP.

Miscellaneous: Each of the parties shall (i) waive its right to a trial by jury and (ii) sub- mit to New York jurisdiction. The Credit Documentation shall contain provisions for replacing the commitments of a (i) “defaulting lender” and (ii) a Lender seeking indemnity for increased costs or grossed-up tax payments in each case consistent with the Incremental Documentation Standard.

ANNEX IICONDITIONS PRECEDENT TO CLOSINGCapitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex II is attached.The initial extensions of credit under the Incremental Term A Loan Facility will, subject in all respects to the Limited Conditionality Provisions, be subject to satisfaction of the following conditions precedent:(i) The Acquisition shall have been, or shall be, substantially concurrently with execution of the Credit Documentation, consummated in all material respects in ac- cordance with the terms of the Asset Purchase Agreement, dated April 5, 2020, among the Borrower and the Seller (together with all Schedules and Exhibits thereto, the “Acqui- sition Agreement”) without giving effect to any consent or amendment, change or sup- plement or waiver of any provision thereof (including any change in the purchase price) that is materially adverse to the interests of the Initial Lenders or the Lead Arrangers (in their capacities as such) without the prior written consent (not to be unreasonably with- held, delayed or conditioned) of the Commitment Parties; provided that (i) any reduction in the purchase price for the Acquisition set forth in the Acquisition Agreement shall not be deemed to be material and adverse to the interests of the Initial Lenders (in their ca- pacities as such) so long as such reduction is applied to reduce the Incremental Term A Loan Facility on a dollar for dollar basis; (ii) any increase in the purchase price set forth in the Acquisition Agreement shall be deemed to be not material and adverse to the inter- ests of the Initial Lenders (in their capacities as such) so long as such purchase price in- crease is funded with cash on hand and/or proceeds of common equity of the Borrower; (iii) subject to paragraph (viii) below, any waiver by the Borrower of the condition(s) set forth in Section 8.2(f) of the Acquisition Agreement shall be deemed to be not materially adverse to the interests of the Initial Lenders or the Lead Arrangers (in their capacities as such); and (iv) any amendment or modification of the definition of “Material Adverse Ef- fect” in the Acquisition Agreement will be deemed to be materially adverse to the inter- ests of the Commitment Parties.(ii) No Material Adverse Effect (as defined in the Acquisition Agreement) shall have occurred since the date of the Acquisition Agreement and be continuing.(iii) No Event of Default under clause (a), (b), (h) or (i) of Section 7.01 of the Existing Credit Agreement (each, a “Specified Event of Default”) shall be in existence immediately before or immediately after giving effect to the Transactions (including the borrowing of the Incremental Term A Loan Facility on the Closing Date). The Specified Representations and the Acquisition Agreement Representations shall be true and correct in all material respects (other than any Specified Representations and Acquisition Agree- ment Representations that are qualified by materiality, material adverse effect or similar language, which representations shall be true and correct in all respects after giving effect to such qualification); provided, that to the extent any Acquisition Agreement Represen- tation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be the definition of “Material Adverse Effect” (as defined in the Acquisition Agreement) for purposes of the making or deemed making of such Acquisition Agreement Representation on or as of, the Closing Date (or any date prior thereto).

(iv) The Commitment Parties and the Administrative Agent shall have re- ceived the Solvency Certificate from the Borrower’s chief financial officer or other per- son with similar responsibilities in substantially the form attached to Exhibit H to the Ex- isting Credit Agreement.(v) The Commitment Parties and the Administrative Agent shall have re- ceived (A) customary opinions of counsel to the Borrower and the Guarantors, (B) cus- tomary corporate (or other organizational) resolutions from the Borrower and the Guaran- tors, customary secretary’s certificates from the Borrower and the Guarantors appending such resolutions, charter documents and an incumbency certificate, (C) customary offic- ers’ certificates of the Borrower and the Guarantors and (D) a customary borrowing no- tice (provided that such notice shall not include (x) any representation or statement as to the absence (or existence) of any default or event of default other than a Specified Event of Default or (y) any bring-down of representations or warranties).(vi) The Lead Arrangers shall have received:(A) the audited consolidated balance sheets and related consolidated statements of operations, cash flows and shareholders’ equity of the Borrower for the three most re- cently completed fiscal years of the Borrower ended at least 90 days before the Closing Date (the “Borrower Annual Financial Statements”);(B) the unaudited consolidated balance sheets and related statements of opera- tions and cash flows of the Borrower for each subsequent fiscal quarter (other than any fiscal fourth quarter) of the Borrower ended at least 45 days before the Closing Date (the “Borrower Quarterly Financial Statements”);(C) the Financial Statements (as defined in the Acquisition Agreement in effect on the date hereof) (such Financial Statements, the “Acquired Business Annual Finan- cial Statements” and, together with the Borrower Annual Financial Statements, the “An- nual Financial Statements”);(D) (i) an unaudited statement of assets acquired and liabilities assumed as of the last day of each fiscal quarter (other than any fiscal fourth quarter) ending on or after March 28, 2020 and ended at least 60 days before the Closing Date, reflecting the Trans- ferred Assets (as defined in the Acquisition Agreement) and Assumed Liabilities (as de- fined in the Acquisition Agreement) that would be required to be set forth on the balance sheet of a Person (as defined in the Acquisition Agreement) prepared in accordance with GAAP as of the last day of such fiscal quarter, if the Closing Date had occurred on such date and the Transferred Assets (as defined in the Acquisition Agreement) had been transferred to and the Assumed Liabilities (as defined in the Acquisition Agreement) had been assumed by, such Person (as defined in the Acquisition Agreement) on such date, and (ii) a statement of net revenues and direct expenses for the period beginning on De- cember 28, 2019 through the last date of each fiscal quarter and for the same period dur- ing the prior year (other than any fiscal fourth quarter) ending on or after March 28, 2020 and ended at least 60 days before the Closing Date (the “Interim Period”), reflecting (a) the net revenues of the Business (as defined in the Acquisition Agreement) for such In- terim Period and (b) the costs and expenses of Intel and its subsidiaries directly attributa- ble to the Business (as defined in the Acquisition Agreement) and the Business Products (as defined in the Acquisition Agreement) during the period presented, including cost of goods sold related to the Business (as defined in the Acquisition Agreement) and the

Business Products (as defined in the Acquisition Agreement), sales, research and devel- opment and selling expenses incurred by Intel and its subsidiaries during periods pre- sented that are directly attributed to the Business Products (as defined in the Acquisition Agreement); provided, however, that such statement shall omit corporate overhead not otherwise allocated out at the division level to which it has been managed to, including, but not limited to, items such as accounting, treasury, tax, information technology, and legal and human resources that are managed by Intel and its subsidiaries (the “Acquired Business Quarterly Financial Statements” and, together with the Borrower Quarterly Financial Statements, the “Quarterly Financial Statements”); and(E) a pro forma balance sheet and related statement of operations of the Borrower and its subsidiaries (including the Acquired Business) as of and for the twelve-month pe- riod ending with the latest quarterly period of the Acquired Business covered by the Ac- quired Business Annual Financial Statements or the Acquired Business Quarterly Finan- cial Statements, as applicable, in each case after giving effect to the Transactions (the “Pro Forma Financial Statements”), which need not comply with the requirements of Regulation S-X under the Securities Act, as amended, or include adjustments for pur- chase accounting or any reconciliation to generally accepted accounting principles in the United States; provided, that the Pro Forma Financial Statements shall not be required to be delivered prior to the date that is five (5) Business Days following the delivery of the Acquired Business Annual Financial Statements or the Acquired Business Quarterly Fi- nancial Statements, as applicable and, for the avoidance of doubt, if the Closing Date oc- curs prior to the end of such five (5) Business Day period, the Pro Forma Financial State- ments shall not constitute a condition to the initial extensions of credit under the Incre- mental Term A Loan Facility.The Lead Arrangers hereby acknowledge receipt of each of the above Borrower Annual Financial Statements and Borrower Quarterly Financial Statements of the Borrower that have been publicly filed with the SEC and the Acquired Business Annual Financial State- ments (collectively, the “Delivered Financial Information”).(vii) To the extent received by the Borrower on or prior to the Closing Date, the Borrower shall have delivered to the Lead Arrangers the Audited Financial State- ments (as defined in the Acquisition Agreement in effect on the date hereof); provided that, if the Audited Financial Statements are not received by the Borrower on or prior to the Closing Date, then the Borrower shall have no obligation to deliver such Audited Fi- nancial Statements to the Lead Arrangers prior to the Closing Date and this clause (viii) shall not constitute a condition to the initial extensions of credit under the Incremental Term A Loan Facility.(viii) All fees due to the Lead Arrangers and the Lenders under the Fee Letter and the Commitment Letter to be paid on or prior to the Closing Date, and all reasonable and documented out-of-pocket expenses to be paid or reimbursed under the Commitment Letter to the Commitment Parties on or prior to the Closing Date that have been invoiced at least 3 business days prior to the Closing Date, shall have been paid, in each case, from the proceeds of the initial funding under the Incremental Term A Loan Facility (which amounts may be offset against the proceeds of the Incremental Term A Loan Facility).(ix) The Borrower and each of the Guarantors shall have provided the docu- mentation and other information to the Administrative Agent and each Lead Arranger that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act and information relating to beneficial owner- ship of the Borrower required by the Beneficial Ownership Regulation, in each case, at least 3 business days prior to the Closing Date to the extent such information has been reasonably requested in writing by the Administrative Agent or any Lead Arranger at least 10 business days prior to the Closing Date.(x) Subject in all respects to the Limited Conditionality Provisions, all docu- ments and instruments required to create and perfect the Administrative Agent’s security interests in the Collateral shall have been executed and delivered by the Borrower and the Guarantors (or, where applicable, the Borrower and the Guarantors shall have authorized the filing of financing statements under the Uniform Commercial Code) and, if applica- ble, be in proper form for filing.